EXHIBIT 1

Letters to Mumbai Stock Exchange, dated February 7, 2002 and February 8, 2002, respectively, with regards to the allotment of 8,600,000 equity shares of Silverline Technologies Limited for the retirement of the debt obligation of Silverline Technologies Limited's wholly owned subsidiary, SeraNova, Inc.


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                  [Silverline Technologies Limited Letterhead]


February 7, 2002

The Secretary,
The Stock Exchange - Mumbai.
Phiroze Jeejabhoy Towers,
Dalal Street,
Mumbai 400023

Dear Sir,

RE: BOARD MEETING FOR FURTHER ISSUE OF SECURITIES.

Notice is hereby given that a meeting of the Board of Directors of the company is scheduled to be held on Friday, February 8, 2002 at 12:30 p.m. at our Chennai office, inter alia, to consider and approve the allotment of 8,600,000 equity shares of the company (equivalent to 4,300,000 American Depositary Shares) in retirement of the debt obligation of the company's wholly owned subsidiary (WOS) in terms of the shareholders' approval obtained at the Annual General Meeting held on July 9, 2001.

Thanking you,

Yours faithfully
For SILVERLINE TECHNOLOGIES LIMITED


/s/ Uday Khona
-------------------------------
UDAY KHONA
COMPANY SECRETARY

CC:      The Secretary                            The Secretary
         The Chennai Stock Exchange,              The Ahmedabad Stock Exchange,
         Exchange Building,                       Kamdhenu Complex,
         Post Box No. 183,                        Opp. Sahajanand College,
         11, Secondline Beach Road,               Panjrapole,
         Chennai 600001                           Ahmedabad 380015



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                  [Silverline Technologies Limited Letterhead]


February 8, 2002

The Secretary,
The Stock Exchange - Mumbai.
Phiroze Jeejabhoy Towers,
Dalal Street,
Mumbai 400023

Dear Sir,

The Board of Directors of the Company in their meeting held today, inter-alia, have approved the allotment of 8,600,000 underlying new equity shares of the company, having a par value of Rs. 10/- per share, to the company's Depositary, JP Morgan Chase Bank (formerly Morgan Guarantee Trust Company of New York) for the purpose of issue of 4,300,000 American Depositary Shares (ADSs) to creditors of SeraNova Inc, USA, the company's wholly owned subsidiary, in retirement of the debt obligation of the company's wholly owned subsidiary (WOS) to them.

The above issue is pursuant to the authority given by the shareholders at the Annual General Meeting held on July 9, 2001.

Kindly acknowledge receipt.

Thanking you,

Yours faithfully
For SILVERLINE TECHNOLOGIES LIMITED


/s/ Uday Khona
-------------------------------
UDAY KHONA
COMPANY SECRETARY

CC:      The Secretary                            The Secretary
         The Chennai Stock Exchange,              The Ahmedabad Stock Exchange,
         Exchange Building,                       Kamdhenu Complex,
         Post Box No. 183,                        Opp. Sahajanand College,
         11, Secondline Beach Road,               Panjrapole,
         Chennai 600001                           Ahmedabad 380015